Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

 In connection with the Quarterly Report on Form 10-Q of APAC Customer Services, Inc. (the “Company”) for the fiscal quarter ended October 2, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert J. Keller, as Chief Executive Officer of the Company, and George H. Hepburn III, as  Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert J. Keller

Name: Robert J. Keller
Title: Chief Executive Officer
Date: November 10, 2005

/s/ George H. Hepburn III

Name: George H. Hepburn III
Title: Senior Vice President and Chief Financial Officer
Date: November 10, 2005

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.